EXHIBIT 10(d)
                  MODINE MANUFACTURING COMPANY
        1985 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                   (as amended July 19, 1989)
                  (as amended January 15, 1997)


     1. PURPOSE. The Modine Manufacturing Company 1985 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") is intended to promote the interests of Modine Manufacturing Company (the "Company") and its stockholders by increasing the potential compensation of the non-employee members of the Company's Board of Directors and Directors Emeriti, thereby assisting the Company in its efforts to attract and retain well qualified individuals to serve as its directors and to retain the counsel of Directors Emeriti. Options granted under the Directors' Plan are intended to be of a type that does not meet all of the requirements of
Section 422A of the Internal Revenue Code of 1954 as heretofore and hereafter amended, and the Directors' Plan shall be construed so as to carry out that intention.

     2. ADMINISTRATION.

        (a) Procedure; Disinterested Directors.  The Board will
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administer the Plan; provided, however, that the Board may
appoint a committee (the "Committee") of two (2) or more directors to administer the Plan if deemed necessary or advisable in order to comply with the exemptive rules promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b) Powers.  Grants of Options under the Plan and the
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amount, price, and timing of the awards to be granted will be automatic as described in Section 5. However, all questions of interpretation of the Plan will be determined by the Board or the Committee, as applicable, and such determination will be final and binding upon all parties.

        (c) Section 16 Compliance.  Transactions under this
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Directors' Plan are intended to comply with all applicable
conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Directors' Plan or action by the Board or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or Committee. In addition, to the extent a participant (who is also a Reporting Person under Rule 16b-3 or its successors) engages in an opposite way transaction that jeopardizes the exemption, it shall be deemed null and void.

     3. PARTICIPANTS. Participants shall consist of all present or future directors of the Company who are not salaried employees of the Company and Directors Emeriti.

     4. SHARES RESERVED UNDER THE DIRECTORS' PLAN. There is hereby reserved for issuance under the Directors' Plan an
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aggregate of 500,000 shares of Common Stock, $0.625 par value, which may be authorized but heretofore unissued shares or shares reaquired by the Company, including shares purchased on the open
market.   Any shares subject to Directors' Stock Options or
issued under such options may thereafter be subject to new options under this Directors' Plan, if there is a lapse, expiration or termination of any such options prior to issuance of the shares or if shares are issued under such options, and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof.

     5. NUMBER OF SHARES TO BE GRANTED EACH ELIGIBLE DIRECTOR;
EXERCISE.

     (a) Upon adoption of this Plan by the Board of Directors the Committee shall grant to each director immediately:

          ( i) an option for that number of shares equal to the multiple of 200 and the number of years (whole years and partial years) that such director has served as a director of the Company; and

          (ii) an option for that number of shares equal to 500 shares for each 12-month period remaining in such director's unexpired term on the Board of Directors, plus 500 shares for any fractional 12-month period remaining in such term.

     (b) Within thirty (30) days after election or re-election to the Board of Directors by the Company's stockholders, the Committee shall grant to each director so elected or re-elected, an option for that number of shares equal to the multiple of 500 and the number of years in the term to which he has been elected to the Company's Board of Directors.

     (c) Upon adoption of this Plan by the Board of Directors, the Committee shall grant to each then existing Director Emeritus an option for twenty-four hundred (2,400) shares.

     (d) An option may be exercised in whole at any time or in part from time to time.

     6. OPTION PRICE; TERM. Directors' Stock Options shall consist of options to purchase shares of Common Stock at purchase prices not less than 100 percent of the fair market value of the shares on the date the option is granted. Such options will be exercisable not later than ten years after the date they are granted and will terminate no later than three years after termination of director status for any reason other than death and, in the case of Directors Emeriti, such stock options shall terminate no later than three (3) year from the date of grant.

     7. ADJUSTMENT PROVISIONS. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (by stock dividends, stock splits, or similar transactions), the total number of shares reserved for issuance under this Directors' Plan and the number of shares covered by each outstanding Director's Stock Option shall be
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adjusted so that the aggregate consideration payable to the
Company, if any, and the value of each such option shall not be changed. Directors' Stock Options may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrences.

     8. NONTRANSFERABILITY. Each Director's Stock Option granted under the Directors' Plan to a participant shall not be transferable by him otherwise than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. In the event of the death of a participant prior to termination of any Director's Stock Options held by him hereunder, each Director's Stock Option theretofore granted to him shall be exercisable to the extent provided therein but not later than one year after his death (and not beyond the stated duration of the Director's Stock Option). Any such exercise shall be made only:

     (a) By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Director's Stock Option shall pass by will or the laws of descent and distribution; and

     (b) To the extent, if any, that the deceased participant was entitled at the date of his death.

     9. OTHER PROVISIONS. The award of any Director's Stock Option under the Directors' Plan may also be subject to such other provisions (whether or not applicable to the Director's Stock Option awarded to any other participant) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under Directors' Stock Options, provisions to assist the participant in financing the acquisition of Common Stock, provisions for the forfeiture of, or restriction on resale or other disposition of shares acquired under Directors' Stock Options, provisions giving the Company the right to repurchase shares acquired under Directors' Stock Options in the event the participant elects to dispose of such shares, provisions to comply with federal and state securities laws, or understandings or conditions as to the length of the participant's term as a director in addition to those specifically provided for under the Directors' Plan.

    10. TENURE. A participant's right, if any, to continue to serve the Company as a director shall not be enlarged or otherwise affected by his designation as a participant under the Directors' Plan.

    11. DURATION, AMENDMENTS AND TERMINATION. No Director's Stock Option shall be granted more than ten years after the date of adoption of this Directors' Plan; provided, however, that the terms and conditions applicable to Directors' Stock Options granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other person as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, or under any future plan of the Company, Directors' Stock Options
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may be granted to such participant in substitution and exchange for and in cancellation of, any Directors' Stock Options previously granted such participant under this Directors' Plan. The Committee may amend the Directors' Plan from time to time or terminate the Directors' Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Directors' Stock Options or change the terms and conditions thereof without the participant's consent. No amendment of the Directors' Plan shall, without approval of the stockholders of the Company (i) increase the total number of shares which may be issued under the Directors' Plan or increase the amount or type of Directors' Stock Options that may be granted under the Directors' Plan; (ii) change the minimum purchase price of shares of Common Stock which may be made subject to Directors' Stock Options under the Directors' Plan; or
(iii) modify the requirements as to eligibility for Directors' Stock Options under the Directors' Plan.

    12. SHAREHOLDER APPROVAL; EFFECTIVE DATE. The Directors' Plan has been adopted by the Board of Directors on January 16, 1985, and shall be effective as of such date, subject to approval by the shareholders of the Company. Such adoption shall be null and void if shareholder approval is not obtained within 12 months of the adoption of the Directors' Plan by the Board of Directors.

    13. FORM OF PAYMENT. Payments required upon a particular exercise of Directors' Stock Options under the Directors' Plan may, at the Company's discretion, and in such manner as the Company shall determine, be made in the form of Company stock as well as cash or any combination of Company stock and cash.

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